EXHIBIT 10.5








                    REYNOLDS METALS COMPANY




          SUPPLEMENTAL DEATH BENEFIT PLAN FOR OFFICERS















                    As Amended and Restated

                    Effective April 16, 1999

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                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining qualified individuals to serve as

officers and to provide eligible officers and other eligible employees with supplemental death benefit coverage.



                           ARTICLE II

                          DEFINITIONS

          2.01 "Basic Insurance Plan"  shall mean the basic group

term life insurance plans for salaried employees and retirees maintained by the Company at its expense to provide

noncontributory life insurance coverage based on annual earnings

(as that term is defined in the Basic Insurance Plan), as such plans may be amended, modified or replaced from time to time.

          2.02 "Beneficiary" shall mean the individual or entity

designated by the Participant to receive the death benefit

payable under the Plan upon the Participant's death.  If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the

Beneficiary shall be the Participant's estate.

          2.03 "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.04 "Effective Date" shall mean January 1, 1987.

          2.05 "Eligible Officer" shall mean an individual who is

employed by the Company or one of its subsidiaries on or after the Effective Date and who has served as an officer during any

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three (3) year period.  For purposes of the preceding sentence,

an officer is any individual (a) who is elected to serve as an officer or assistant officer of the Company or (b) who is

otherwise treated as an officer of the Company for compensation purposes as evidenced by virtue of having his compensation

approved by the Compensation Committee of the Board of Directors

of the Company.

          2.06 "Participant" shall mean (a) each Eligible Officer

employed by the Company or one of its subsidiaries and (b) each

Eligible Officer who leaves the employ of the Company or one of its subsidiaries on or after the Effective Date at a time when he is eligible to receive an immediate retirement benefit from the

Company or a subsidiary.  In addition, effective August 1, 1995,

the term "Participant" shall include any employee of the Company or a subsidiary to the extent such individual (x) is eligible to participate in the Split Dollar Program, and (y) elects to

participate in the Split Dollar Program, but (z) is determined by the insurance company to be ineligible for Split Dollar Program coverage during the underwriting process.

          2.07 "Plan" shall mean this Reynolds Metals Company

Supplemental Death Benefit Plan for Officers.

          2.08 "Plan Committee" shall mean the committee

appointed by the Chief Executive Officer of the Company to admin ister the Plan.

          2.09 "Split Dollar Program" shall mean the program of

life insurance offered by the Company under which an eligible employee of the Company or a subsidiary waives coverage under the

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Basic Insurance Plan and instead becomes insured by an individual permanent insurance policy owned by the eligible employee or by an individual or entity designated by the eligible employee.



                          ARTICLE III

                         PLAN BENEFITS

          3.01 If a Participant who has attained age sixty-five

(65) dies on or after the Effective Date while still employed by the Company or one of its subsidiaries, the Company shall pay the

Participant's Beneficiary a supplemental death benefit equal to the excess, if any, of (a) an amount equal to the Participant's annual earnings in effect for purposes of the Basic Insurance

Plan at the time of death over (b) the sum of (i) the proceeds actually paid under the Basic Insurance Plan upon the

Participant's death plus (b) in the case of any Participant who is also covered by the Split Dollar Program, the equivalent of the death benefit payable under the Split Dollar Program upon the death of the Participant.

          3.02 If a retired Participant dies on or after the

Effective Date while still covered by the Plan pursuant to

Section 2.06, the Company shall pay the Participant's Beneficiary a supplemental death benefit equal to the excess, if any, of (a)

an amount equal to the Participant's annual earnings in effect for purposes of the Basic Insurance Plan on the earlier of (i)

the date he retired or (ii) the first day of the month following the date he attained age sixty-five (65) over (b) the sum of (y)

the proceeds actually paid under the Basic Insurance Plan upon

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the Participant's death plus (z) in the case of any Participant who is also covered by the Split Dollar Program, the equivalent of the death benefit payable under the Split Dollar Program upon the death of the Participant.

          3.03 Except as set forth in Sections 3.01 and 3.02

above, no benefit shall be paid under the Plan upon the death of a Participant or former Participant.



                           ARTICLE IV

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.



                           ARTICLE V

       AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          5.01  The Board of Directors of the Company may from

time to time amend, suspend or terminate the Plan, in whole or in part.

          5.02  This Plan shall automatically terminate if the

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Basic Insurance Plan is modified so that life insurance coverage thereunder for a salaried employee under age sixty-five (65) is no longer equal to twice the employee's annual earnings (as that term is defined in the Basic Insurance Plan).

          5.03  No amendment, suspension or termination of the

Plan shall materially adversely affect the payment of a death benefit already due under the Plan as the result of the death of a Participant prior to such amendment, suspension or termination.



                           ARTICLE VI

                            FUNDING

          No promises under this Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

Company be designated as attributable or allocated to the satis faction of such promises.  Benefit payments shall be made from the Company's general assets.



                          ARTICLE VII

                       GENERAL PROVISIONS

          7.01  Neither the establishment of the Plan nor the pay

ment of any benefits hereunder nor any action of the Company, i ncluding its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

          7.02  No benefit under the Plan shall be subject in any

manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance, or charge, except by will or the laws of

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descent and distribution, and any attempt thereat shall be void.

No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabil ities, engagements, or torts.

          7.03  This Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the suc cessors and assigns of the Company and of each Participant.

          7.04  The Company shall deduct from the amount of any

payments hereunder all taxes required to be withheld by

applicable laws.

          7.05  This Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.





          Executed and adopted this 26 day of April, 1999,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on April 16, 1999.



                                REYNOLDS METALS COMPANY



                                By /s/ D. Michael Jones
                                   ______________________________

                                Title:  Senior Vice President and
                                        General Counsel